Exhibit 99.1

Harbinger Group Inc. Announces Pricing of its Add-On Debt Offering

NEW YORK – July 19, 2013 – Harbinger Group Inc. (NYSE: HRG) (the “Company”) announced today that it had priced its offering of $225 million in aggregate principal amount of senior secured notes (the “new notes”), which was an increase in the size of the offering from $150 million principal amount announced at the launch on July 18, 2013. The new notes are to be issued under the Company’s existing indenture governing its $700 million aggregate principal amount of 7.875% senior secured notes due 2019 (the existing notes together with the new notes, the “notes”) that were issued on December 24, 2012.

The new notes were priced at 101.5% of par with a coupon of 7.875%, plus accrued interest from July 15, 2013. The notes will mature on July 15, 2019; provided that unless the Company has redeemed, repurchased, otherwise retired or converted all of the Company’s outstanding existing preferred stock on or prior to May 13, 2018, then the notes will mature on May 13, 2018. The offering is expected to close on or about July 23, 2013.

The new notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States under Regulation S of the Securities Act.

The new notes offered in the offering have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the notes, nor shall there be any offer, solicitation or sale of any of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in the Press Release and certain oral statements made by our representatives from time to time regarding the matters described herein, including the completion of the offering and its related terms, are or may be forward-looking statements. Such forward-looking statements are based upon management’s current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by HGI and its representatives describe the offering and future plans, strategies and expectations of HGI, and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the satisfaction of the new notes offering closing conditions, the ability of HGI’s subsidiaries

(including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, HGI and its subsidiaries ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with HGI or HGI subsidiaries, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, changes in regulations, taxes and the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption “Risk Factors” in HGI’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HGI does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

About Harbinger Group Inc.

Harbinger Group Inc. (“HGI”; NYSE: HRG) is a diversified holding company. HGI’s principal operations are conducted through companies that: offer life insurance and annuity products; branded consumer products (such as consumer batteries, residential locksets, residential builders’ hardware, faucets, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn, garden and home pest control products, personal insect repellents); provide asset-backed loans; and own energy assets. HGI is principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing its existing businesses. In addition to HGI’s intention to acquire controlling equity interests, HGI may also from time to time make investments in debt instruments and acquire minority equity interests in companies. HGI is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. For more information on HGI, visit: www.harbingergroupinc.com.

Source: Harbinger Group Inc.

Investors:

Harbinger Group Inc.

Investor Relations

Tara Glenn, 212-906-8560

investorrelations@harbingergroupinc.com

or

Media:

Sard Verbinnen & Co

Jamie Tully/Michael Henson, 212-687-8080